FIRST AMENDMENT TO
                       MULTI-LINK TELECOMMUNICATIONS, INC.
                                STOCK OPTION PLAN


     THIS FIRST AMENDMENT ("Amendment") is made as of this 2nd day of February, 1999 to the Multi-Link Telecommunications, Inc. ("Company") Stock Option Plan ("Plan"). In the event of any conflict between the terms of this Amendment and the terms of the Plan, the terms of this Amendment shall control. All capitalized terms not defined in this Amendment shall have their respective meanings set forth in the Plan.

     The Plan shall be amended as follows:

     1. Stock Subject to the Plan. The first sentence of Section 6.1 of the Plan is hereby deleted and replaced with the following sentence:

          "The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options granted under this Plan shall be 300,000 authorized but unissued shares (taking into account the three for five reverse stock split approved by the shareholders of the Company on February 2, 1999)."

     2. Ratification. Except as modified herein, the terms and conditions of the Plan are hereby ratified by this Amendment.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment effective as of the date first set forth above.


                                  MULTI-LINK TELECOMMUNICATIONS, INC.,
                                  a Colorado corporation



                                  By: /s/ Nigel V. Alexander
                                      ------------------------------------------
                                     Nigel V. Alexander, Chief Executive Officer